MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

PENNSYLVANIA MUNICIPAL BOND FUND

SERIES #4

FILE # 811-4375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
2/16/2005	Redevelopment Auth of Philadelphia 5% 4/15/27 & 4/15/30	1,415,000	150,855,000	Ramirez & Co Merrill Lynch Siebert Brandford Shank & Co Advest Inc AG Edwards & Sons ND Meyer & Co PNC Capital Markets Wachovia Bank, National Assoc
3/28/2005	Puerto Rico Electric Power Auth 5% 7/1/27	4,000,000	993,450,000

JP Morgan

Merrill Lynch

Morgan Stanley

Banc of America Securities

Citigroup

Goldman, Sachs & Co

Lehman Brothers

Raymond James & Associates

Ramirez & Co

UBS Financial Services

Wachovia Bank, National Assoc

6/3/2005	Puerto Rico IFA 7/1/35 - 7/1/37	1,700,000	1,332,962,916

UBS Financial Services

Banc of America Securities

Merrill Lynch

Citigroup

Goldman, Sachs & Co

JP Morgan

Lehman Brothers

Morgan Stanley

Raymond James & Associates

Ramirez & Co

Wachovia Bank, National Assoc